                                                                  EXHIBIT (a)(7)


                     AMENDMENT NO. 9 TO TRUST INSTRUMENT OF
                          ING VARIABLE INSURANCE TRUST

    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                             EFFECTIVE: MAY 28,2004

      THIS AMENDMENT NO. 9 TO THE TRUST INSTRUMENT OF ING VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), dated July 15, 1999 (the "Trust Instrument"), as amended, reflects resolutions adopted by the Board of Trustees on August 2 1, 2003, with respect to ING GET U.S. Core Portfolio - Series 5 , a new series of the Trust acting pursuant to Sections 2.1 and 2.6 of the Trust Instrument of the Trust. The resolution serves to establish and designate the series.

                             SECRETARY'S CERTIFICATE

      I, Huey P. Falgout, Jr., Secretary of ING Variable Insurance Trust ("VIT" or the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on August 2 1,2003 with regard to the designation of a new series of the Trust:

      RESOLVED, that pursuant to Article 11, Sections 2.1 and 2.6 of the Declaration of Trust, dated July 15, 1999, as amended (the "Trust Instrument") of VIT, the establishment of additional separate Series of the Trust, designated as ING GET U.S. Core Portfolio - Series 3, ING GET U.S. Core Portfolio -Series 4, ING GET U.S. Core Portfolio - Series 5 and ING GET U.S. Core Portfolio - Series 6 be, and hereby are, approved; and

      FURTHER RESOLVED, that the officers of VIT be, and each hereby is, authorized to prepare, execute and deliver Amendments to the Trust Instrument to establish each Series, to be effective on a date deemed appropriate by the officers of VIT.

                                        /s/ Huey P. Falgout, Jr.
                                        --------------------------
                                        Huey P. Falgout, Jr.
                                        Secretary

Dated: March 8,2004